Exhibit 10.3
Execution Version

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”), made and entered into as of May 24, 2023, is by and among each of Jonathan Gudai and Jonathan Fine (each, a “Pledgor” and, collectively, the “Pledgors”) in favor of Kubient, Inc., a Delaware corporation (“Pledgee”).

Recitals

A.          Adomni, Inc., a Delaware corporation (“Borrower”) has borrowed $2,000,000 from Pledgee pursuant to the terms and conditions of that certain Secured Promissory Note, dated as of the date hereof (as amended, restated, supplemented or otherwise modified, the “Note”).

B.          Pledgors are each officers and directors of Borrower, own a majority of the outstanding shares of capital stock of Borrower and, therefore, will be deemed to benefit from Pledgee making the loan to Borrower.

C.          In order to induce Pledgee to make the foregoing loan to Borrower and accept the Note, Pledgees have agreed to pledge certain of their shares of capital stock of Borrower to secure the obligations of Borrower to Pledgee pursuant to the Note in accordance with this Agreement.

D.          Each of Jonathan Gudai and Jonathan Fine have agreed to pledge 586,855 shares of Common Stock of Borrower, which are referred to herein, collectively, as the “Shares.”

NOW, THEREFORE, in consideration of the foregoing and the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement

1.          Pledge of Stock. In order to secure the performance of Borrower’s payment and other obligations under the Note, Pledgors hereby grant, assign and pledge to Pledgee, and Pledgee hereby accepts, a first priority security interest in the Shares and all rights of Pledgors embodied in, or arising out of, such Shares including all: (a) economic rights with respect to the Shares including all rights to receive dividends from Borrower; and (b) governance rights with respect to the Shares, including all rights to vote, consent to action and otherwise exercise rights as a shareholder of Borrower (collectively, the “Collateral”). To secure Pledgee’s rights hereunder, each Pledgor shall, within five (5) business days of the date hereof, deliver to Pledgee a blank Stock Power duly executed by such Pledgor, the form of which is attached hereto as Exhibit A as well as all certificates representing the Shares. Each Pledgor hereby appoints Pledgee as its true and lawful attorney-in-fact to prepare and file one or more financing statements in any location in any jurisdiction Pledgee deems necessary to protect its interests in the Collateral.

2.           Representations and Warranties; Covenants. Each Pledgor hereby represents and warrants to Pledgee that (a) such Pledgor has good title (both record and beneficial) in and to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever (other than the transfer restrictions under applicable securities laws and the Delaware General Corporation Law), (b) such Pledgor has the right to pledge and grant the Pledgee the security interest in the Collateral granted under this Agreement, (c) this Agreement is a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, (d) each Pledgor’s full legal name and address is set forth in the signature page to this Agreement and (e) no consent, approval, authorization or other order or other action by, and no notice to or filing with, any governmental authority or any other person is required, (i) for the pledge by any Pledgor of its Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition by requirements of law affecting the offering and sale of securities generally.  Without the prior written consent of the Pledgee, no Pledgor will sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Collateral, or grant a lien on the Collateral.

3.           Agreement Among the Pledgees.

(a)          “Event of Default” shall have the meaning set forth in Section 2 of the Note.

(b)          Upon the occurrence of any Event of Default, Pledgee shall have the right to proceed against any or all of the Shares. If Pledgee takes title to and/or sells or transfers any of the Shares, each Pledgor shall promptly take all such actions as are reasonably requested by Pledgee in connection therewith and as are necessary and appropriate to ensure that each Pledgor loses (and retains) its pro-rata portion of the Shares.

4.           Rights on Default. Pledgee shall be deemed to be a “secured party” and have rights and remedies of a “secured party” as such term is used in the Delaware Commercial Code. Upon the occurrence of an Event of Default by Borrower under the Note, Pledgee may, but is not required to, exercise any one or more of the following remedies in addition to all other available rights and remedies:

(a)          Cause any or all of the Collateral to be transferred to Pledgee’s name or to the name of its designee in accordance with Section 3, and each Pledgor hereby agrees and does hereby appoint Pledgee as his true and lawful attorney-in-fact for purposes of effectuating such transfer (for the avoidance of doubt, such transfer shall be effectuated pursuant to a duly executed Stock Power delivered by each Pledgor to Pledgee as set forth in Section 1, and shall require no further action by or consent of either Pledgor).

(b)          Without prejudice to Pledgee’s rights under Section 3(a), foreclose or otherwise enforce the security interest granted hereby by any available judicial or other procedure.

(c)          Exercise all rights of a beneficial owner of the Collateral.

5.           Additional Remedies.

(a)         The rights and remedies granted to Pledgee herein will be in addition to all the rights, powers and remedies of Pledgee under the Delaware Commercial Code or otherwise under applicable law or equity and such rights, powers and remedies will be exercisable by Pledgee with respect to the Collateral. Each Pledgor agrees that Pledgee’s reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including reasonable attorneys’ fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgors must tender to redeem the Collateral. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof. Until all principal and interest under the Note has been fully paid, the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that any or all of the obligations under the Note may have become barred by any statute of limitations.

(b)         Notwithstanding anything to the contrary contained herein, all remedies afforded to Pledgee, other than as expressly provided in Section 6 below, shall be exclusively limited to foreclosure against the Collateral or an action for specific performance or any other appropriate action or proceeding to enforce the security interest granted pursuant to this Agreement and to realize upon the Collateral. Pledgee shall not enforce any of Pledgor’s obligations under this Agreement by any action or proceeding wherein a money judgment may be sought against such Pledgor. For purposes of clarification, in no event shall either Pledgor be liable for any deficiency to the extent that the value of the Collateral, and/or the proceeds received in liquidation thereof, is less than the amounts owed by the Borrower to Pledgee.

(c)         Pledgors agree to the maximum extent permitted by requirements of law, that following the occurrence and continuance of an Event of Default, they will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgors waive the benefit of all such laws to the extent they lawfully may do so.  Pledgors agree that they will promptly cooperate and not interfere with any right, power or remedy of the Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Pledgee of any one or more of such rights, powers or remedies.

6.           Voting; Dividends.

(a)         Notwithstanding this Agreement, so long as Pledgors own any of the Shares and no Event of Default has occurred and is continuing, each Pledgor will be entitled to vote their respective Shares. Each Pledgor hereby grants to Pledgee an irrevocable proxy to exercise all voting and corporate rights relating to the Collateral in any instance, which proxy shall only be exercisable immediately upon the occurrence and during the continuance of, an Event of Default.

(b)         If, at any time after an Event of Default occurs and is continuing, Pledgor receives or shall become entitled to receive with respect to the Collateral, any distribution, dividend or other payment, whether in cash, in kind or otherwise (including by way of split, spin-off, split-up or reclassification, combination of equity or the like, recapitalization, exchange of equity, or in case of any reorganization, liquidation, dissolution or similar event or proceeding, consolidation or merger), then and in each such case, all of the rights of Pledgors to receive such distribution, dividend or payment shall thereupon be deemed to be additional Collateral.

(c)         Any dividends or distributions which are received by Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of each Pledgor and identified as property held in trust for the benefit of Pledgee and shall forthwith be delivered to Pledgee in the same form as so received (with any necessary endorsement or assignment) to be treated in accordance with the terms herein.

(d)         In order to permit Pledgee to receive all the dividends and distributions which Pledgee may be entitled to receive under this Section 6, each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Pledgee any distribution payment orders and other instruments as Pledgee may from time to time request in order to give effect to the rights granted hereunder.

7.          Adjustments. If during the term of this Agreement, any stock dividend, reclassification, stock split or other change is declared or made with respect to the Shares, then all new, substituted and/or additional shares or other securities issued by reason of the Shares will automatically be considered Collateral pledged to Pledgee and held under this Agreement and all certificates representing such additional shares or other securities shall be delivered to Pledgee or, if not certificated, otherwise made subject to the control of such Pledgee.

8.           Redelivery of Collateral. Upon the earlier to occur of (a) immediately prior to the merger of Borrower with Pledgee or any affiliate thereof or (b) payment in full of the entire principal sum and all accrued interest due under the Note, Pledgee will immediately redeliver any Collateral in Pledgee’s possession to Pledgors, and this Agreement will automatically terminate.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, this Agreement shall automatically be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.           Successors and Assigns. Pledgors may not assign or delegate any of their respective rights or obligations under this Agreement, and any such assignment shall be null and void ab initio. Subject to the foregoing, this Agreement will inure to the benefit of the successors and permitted assigns of the parties.

10.        Governing Law, Severability. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

11.         Additional Agreements. Each Pledgor agrees to deliver or cause to be delivered to Pledgee such further documents and instructions, and to do and cause to be done such further acts as Pledgee shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to protect the security interest granted hereby or to evidence compliance herewith.

12.         Amendments. This Agreement will not be amended without the written consent of Pledgors and Pledgee.

13.         Counterparts; Manner of Delivery. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Stock Pledge Agreement as of the date and year first above written.

PLEDGEE:	PLEDGORS:

KUBIENT, INC.	JONATHAN GUDAI

By:	/s/ Paul Roberts	/s/ Jonathan Gudai
Name: Paul Roberts	Name: Jonathan Gudai
Title: Chief Executive Officer

Date: 5-24-2023	Date
05-23-2023
7120 Rafael Ridge Way, Las Vegas, NV 89119
Address

JONATHAN FINE
/s/ Jonathan Fine
Name: Jonathan Fine

Date
5/25/2023
7120 Rafael Ridge Way, Las Vegas, NV 89119
Address

S-1

EXHIBIT A

Form of Stock Power

FOR VALUE RECEIVED, the undersigned, [_____________________] (“Pledgor”) does hereby sell, assign and transfer to [________________________] [_________] shares (the “Shares”) of Common Stock of Adomni, Inc., a Delaware corporation (“Borrower”), represented by Certificate No(s). _______, standing in the name of Pledgor on the books of Borrower. Pledgor does hereby irrevocably constitute and appoint [_______________________], as its attorney in fact, to transfer the Shares of Borrower with full power of substitution in the premises.

Dated:
[__________________________]

By:

Name: